UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

HEPION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, First Floor Edison, New Jersey 08837

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 902-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HEPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2023, Hepion Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor, pursuant to which the Company agreed to issue and sell to such investor, in a registered direct offering (i) 400,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $5.10 per Share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 580,393 shares of the Company’s Common Stock at an exercise price of $0.0001 per share at an offering price of $5.09 per share. The Shares and Pre-Funded Warrants (and the shares of common stock underlying the Pre-Funded Warrants) were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-254996), which was filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2021 and declared effective by the SEC on November 24, 2021.

Concurrently with the sale of the Shares and Pre-Funded Warrants, pursuant to the Purchase Agreement in a concurrent private placement, for each Share or Pre-Funded Warrant purchased by the investor, such investor received from the Company (i) an unregistered warrant (the “Series A Warrant”) to purchase one share of Common Stock, and (ii) an unregistered warrant (the “Series B Warrant” and together with the Series A Warrant, the “Private Placement Warrants”) to purchase one share of Common Stock. Each Series A Warrant will be exercisable for one share of our common stock at an exercise price of $4.85 per share, will be exercisable immediately upon issuance, and will have a term of five years from the date of issuance. Each Series B Warrant will be exercisable for one share of our common stock at an exercise price of $4.85 per share, will be exercisable immediately upon issuance, and will have a term of 18 months from the date of issuance.

The Private Placement Warrants and the shares issuable upon exercise of the Private Placement Warrants were sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The closing of the sales of these securities under the Purchase Agreement is expected to take place on October 3, 2023.

The gross proceeds from the offering were approximately $5.0 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On September 28, 2023, the Company entered into an engagement agreement with A.G.P./Alliance Global Partners, as exclusive placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “reasonable best efforts” basis in connection with the above offering. The Company agreed to pay the Placement Agent an aggregate cash fee equal to 8% of the gross proceeds from the sale of securities in this offering. The Company also agreed to reimburse the Placement Agent up to $80,000 for fees and expenses of legal counsel and other out-of-pocket expenses, up to $25,000 for non-accountable expenses.

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions as set forth in the Purchase Agreement, from the date of the Purchase Agreement until ninety (90) days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. In addition, until one-hundred eighty (180) days from the date of the Purchase Agreement, the Company is prohibited from entering into a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain limited exceptions.

The foregoing description of the Purchase Agreement, Pre-Funded Warrant, the Series A Warrants and the Series B Warrant is not complete and is qualified in its entirety by reference to the full text of the form of Pre-Funded Warrant, form of Series A Warrant, form of Series B Warrant, and form of Purchase Agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The legal opinion and consent of Sheppard, Mullin, Richter & Hampton LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclose under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

Item 8.01 Other Events.

On September 29, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
5.1	Sheppard, Mullin, Richter & Hampton LLP Legal Opinion.
10.1	Form of Securities Purchase Agreement.
99.1	Press release dated September 29, 2023.
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEPION PHARMACEUTICALS, INC.
Date: October 3, 2023
	By:	/s/ Robert Foster
	Name:	Robert Foster
	Title:	Chief Executive Officer